UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Malvern Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 22, 2019

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Malvern Bancorp, Inc. The meeting will be held at the General Warren, 9 Old Lancaster Rd, Malvern, Pennsylvania, on Tuesday, February 26, 2019 at 11:00 a.m., Eastern Time. The matters to be considered by shareholders at the annual meeting are described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Malvern Bancorp, Inc. is sincerely appreciated.

Very truly yours,

Anthony C. Weagley
President and Chief Executive Officer

MALVERN BANCORP, INC.

42 East Lancaster Avenue

Paoli, Pennsylvania 19301

(610) 644-9400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., Eastern Time, Tuesday, February 26, 2019

PLACE	General Warren 9 Old Lancaster Rd. Malvern, Pennsylvania

ITEMS OF BUSINESS	(1) To elect eight directors for a one-year term expiring in 2020 and until their successors are elected and qualified;

(2) To adopt a non-binding resolution to approve the compensation of our named executive officers;

(3) To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation (every year, every two years or every three years);

(4) To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and

(5) To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of the Company’s common stock of record at the close of business on January 11, 2019 are entitled to vote at the meeting.

ANNUAL REPORT	Our fiscal 2018 Annual Report is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Important notice regarding the availability of proxy materials for the 2019 annual meeting of shareholders: This Proxy Statement for the 2019 Annual Meeting of Shareholders and our fiscal 2018 Annual Report to Shareholders are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS Joseph D. Gangemi Corporate Secretary

Paoli, Pennsylvania January 22, 2019

PROXY STATEMENT

OF

MALVERN BANCORP, INC.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished to holders of common stock of Malvern Bancorp, Inc. (the “Company” or “Malvern Bancorp”), the holding company of Malvern Bank, National Association (“Malvern Bank” or the “Bank”). Our Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held at the General Warren, located at 9 Old Lancaster Rd, Malvern, Pennsylvania, on Tuesday, February 26, 2019 at 11:00 a.m., Eastern Time, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about January 22, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on February 26, 2019. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 as well as driving directions to the annual meeting are available at http://www.proxyvote.com and on our website at http://ir.malvernbancorp.com.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, consisting of the election of directors, a non-binding resolution to approve the compensation of our named executive officers, an advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers and the ratification of our independent registered public accounting firm for the fiscal year ending September 30, 2019.

Who is entitled to vote?

Only Malvern Bancorp shareholders of record as of the close of business on the record date for the meeting, January 11, 2019, are entitled to vote at the meeting. On the record date, we had 7,774,594 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?

Your broker may not vote on the election of directors, the non-binding proposal on compensation of our named executive officers or the advisory vote on the frequency of the non-binding votes to approve the compensation of our named executive officers unless you provide your broker with instructions on how to vote. You should use the voting instruction card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered “broker non-votes.”

Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposal to elect directors, the non-binding proposal to approve the compensation of our named executive officers and the advisory vote on the frequency of the non-binding proposal to approve the compensation of our named executive officers are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the annual meeting.

Your broker may vote in his or her discretion on the ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

All shareholders are invited to attend the annual meeting. Shareholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•

First, you may send a written notice to our Corporate Secretary, Mr. Joseph D. Gangemi, Malvern Bancorp, Inc., 42 East Lancaster Avenue, Paoli, Pennsylvania 19301, in advance of the meeting stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy card before the annual meeting. Any earlier proxies will be revoked automatically.

•	Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote on a particular matter will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In sum, the Board of Directors recommends that you vote FOR the Board’s nominees for director described herein, FOR Proposal 2 (the non-binding resolution to approve the compensation of our named executive officers), FOR Proposal 4 (the ratification of the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) to serve as our independent registered public accounting firm for fiscal 2019) and, with respect to Proposal 3 (the advisory vote on how often the Company will conduct an advisory vote on executive compensation), FOR an annual vote on executive compensation.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the 2019 annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a majority of votes cast by shareholders at the annual meeting. The affirmative vote of a majority of the votes cast on the proposal is required to approve the non-binding resolution approving the compensation of our named executive officers and to ratify the appointment of Baker Tilly for fiscal 2019. The vote on Proposal 3 (the advisory vote on the frequency of the non-binding votes on executive compensation) has three possible substantive responses (every year, every two years or every three years), and the response that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by the shareholders on an advisory basis. Under the Pennsylvania Business Corporation Law, abstentions and broker “non-votes” are not counted as votes cast.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS AND EXECUTIVE OFFICERS PROPOSAL ONE ELECTION OF DIRECTORS

Our Bylaws provide that our Board will consist of not less than five nor more than fifteen members, as determined from time to time by resolution of the Board. Our Board has set the number of directors, effective as of the 2019 annual meeting, at eight. All of the members of our current Board will stand for re-election this year for a one year term.

Our Board of Directors has nominated the following eight individuals for election at the 2019 annual meeting, to serve for a one-year term and until their successors are elected and qualified: Howard Kent, Therese Woodman, Julia D. Corelli, Norman Feinstein, Andrew Fish, Cynthia Leitzell, Stephen Scartozzi and Anthony C. Weagley.

No director or nominee for director is related to any other director or executive officer by blood, marriage or adoption. Shareholders are not permitted to use cumulative voting for the election of directors. Our Board of Directors has determined that Messrs. Kent, Feinstein, Fish, Scartozzi, Mrs. Julia D. Corelli, Mrs. Woodman and Mrs. Leitzell are independent directors, as defined in the Nasdaq listing standards.

Under our current Bylaws, nominees for director will be elected by a majority of votes cast by shareholders at the 2019 annual meeting. If a nominee for director does not receive at least a majority of the votes cast at the

2019 annual meeting, he or she is required to tender his or her resignation to the Board, and the Board, after considering the recommendation of the Nominating and Corporate Governance Committee, will thereafter consider whether to accept or reject the tendered resignation, or whether other action should be taken.

Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominees for director as described herein. If any person named as a nominee should be unable or unwilling to stand for election at the time of the 2019 annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees named herein may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director. All nominees listed below are being nominated for a one-year term expiring at the 2020 annual meeting.

Ages are reflected as of September 30, 2018.

The Board of Directors recommends that you vote FOR the election of the nominees named in this proxy statement for director.

Name	Age	Position with Malvern Bancorp and Principal Occupation During the Past Five Years	Director Since
Julia D. Corelli	58

Director: Mrs. Corelli has been a partner at Pepper Hamilton LLP for more than 23 years, with a practice focusing on counseling all kinds of investment vehicles on formation, regulation and operations, as well as business and transactions counseling to family offices and life science companies. Mrs. Corelli has served for 12 years on Pepper’s governing body, including as its Vice Chair from 2013 to 2017. She is currently co-Chair of Pepper’s Commercial Department. Mrs. Corelli has also served since 2014 on the Board of Directors of BioIncept, LLC., a privately held biotech company and since 2016 on the Northeast Regional Board of Boys & Girls Clubs of America.

Mrs. Corelli’s depth of experience and years of leadership in the legal profession, and her breadth of involvement in counseling a wide array of clients across diverse industries, further enhances the diversity of expertise and perspective available to our board in leading our growing business.

			2018

Norman Feinstein	71	Director. Mr. Feinstein is a Principal and Vice Chairman of The Hampshire Companies, a full-service, privately held, fully integrated real estate firm, with assets valued at over $2.5 billion. He serves as the Manager of The Hampshire Generational Fund and is a member of Hampshire’s Investment Committee. Prior to joining Hampshire in 1998, Mr. Feinstein had been a practicing attorney for over 25 years, specializing in real estate law. Mr. Feinstein’s experience and vast knowledge in real estate make him well qualified to serve as a Director.	2016

Name	Age	Position with Malvern Bancorp and Principal Occupation During the Past Five Years	Director Since

Andrew Fish	35

Director. Mr. Fish is a Director of The Real Estate Equity Company (“TREECO”) in Englewood, New Jersey, where he is responsible for leasing of the entire firm’s real estate portfolio, acquisitions and development projects. TREECO owns and manages over 1.5 million square feet of shopping centers. Prior to joining TREECO in 2009, Mr. Fish had been the director of leasing for Vornado Realty Trust. Mr. Fish is also currently a director of American Spraytech, Branchburg, New Jersey. During his career, he served on various boards including Union Center National Bank’s Advisory Board, and the Board of the Englewood Chamber of Commerce.

Mr. Fish’s vast real estate experience makes him well qualified to serve as a Director.

			2016

Howard Kent	71

Director and, since February 2016, Chairman of the Board. Mr. Kent is a principal and co-founder of Real Estate Equities Group, LLC and its affiliated entities in Englewood, NJ. Mr. Kent served as Director of ConnectOne Bancorp Inc, and ConnectOne Bank, from July 2014 to March 2015. Mr. Kent also served as a Chairman of the Board of Union Center National Bank from 2013 to 2014 and as a Director of Center Bancorp, Inc. from 2008 to 2014.

Mr. Kent brings a strong banking background and 40 years of real estate investment and management experience along with years of leadership and community involvement, which makes him well qualified to serve as a Director.

			2015

Cynthia Felzer Leitzell	70	Director. Mrs. Leitzell is a partner and president of Leitzell & Economidis PC, a full-service firm of Certified Public Accountants located in Media, PA. Mrs. Leitzell has served as chairman of the board of the Chester Water Authority since 2012. She also served two four-year elected terms as Delaware County controller. Mrs. Leitzell’s experience in audit and accounting, and her experience and years of leadership and community involvement make her well qualified to serve as a Director.	2016

Stephen P. Scartozzi	66	Director. President of The Hardware Center, Inc., Paoli, Pennsylvania, since 2008. Mr. Scartozzi’s background as a small business owner in the Bank’s market area makes him well qualified to serve as a Director.	2010

Anthony C. Weagley	56	Chief Executive Officer and President of Malvern Bancorp, Inc. and the Bank from September 23, 2014 to Present; President and Chief Executive Officer of Center Bancorp, Inc. and Union Center National Bank from 2007 to June 2014. Mr. Weagley is recognized as a leader in the financial services industry with over 36 years of industry experience. His prior experience of serving as President and CEO and Director of a $1.7 billion national bank makes him well qualified to serve as a Director.	2014

Name	Age	Position with Malvern Bancorp and Principal Occupation During the Past Five Years	Director Since

Therese H. Woodman	66

Director and, since October 2014, Vice-Chair of the Board. With her retirement as Manager of East Whiteland Township in 2017, Mrs. Woodman capped off a 30-year career overseeing the operation of two Chester County municipal governments, each situated in prime development/redevelopment areas where she was known for finding strategic partners for advancing infrastructure needs and establishing governance boundaries to protect the rights of both residents and property owners.

Mrs. Woodman brings a wealth of experience to the Board with respect to local community matters, particularly in the areas of planning and development, which makes her well qualified to serve as a Director.

			2009

Executive Officers who are Not Also Directors

Joseph D. Gangemi, age 38, has served as Senior Vice President, Chief Financial Officer and Secretary of the Company and the Bank since May 26, 2015. Mr. Gangemi previously served as Treasurer/Investment Officer of the Company and the Bank from September 2014 to May 26, 2015. Prior thereto, Mr. Gangemi served as Senior Vice President, Corporate Secretary, Chief of Staff and head of Treasury at Union Center National Bank from 2004 to September 2014.

William J. Boylan, age 54, has served as Executive Vice President and Chief Lending Officer of Malvern Bancorp, Inc. and the Bank since April 5, 2017. He served as Senior Vice President and Chief Lending Officer of the Company and the Bank since from April 25, 2016 to April 5, 2017. He also served as Senior Vice President and Chief Lending Officer of the Bank’s New Jersey Division from August 2015 to April 25, 2016. He previously served as Senior Vice President of Commercial Lending for ConnectOne Bank and its predecessor, Union Center National Bank, from 2008 to August 2015.

William H. Woolworth III, age 52, joined the Bank on August 13, 2015, as Senior Vice President and Chief Risk Officer. Mr. Woolworth also serves as Senior Vice President & Chief Risk Officer of Malvern Bancorp, Inc. since August 25, 2015. Previously, Mr. Woolworth was Senior Vice President and Director of Enterprise Risk Management, Chief Auditor and Chief Compliance Officer for Customers Bank, Phoenixville and Wyomissing, Pennsylvania from March 2010 to July 2015. Additionally, he was the Chief Risk Officer at First National Bank of Chester County, West Chester, Pennsylvania from 2007 to 2010 and the Director of Internal Audit for the Brokerage firm of Ferris, Baker Watts, Inc. in Baltimore, Maryland from 2005 to 2007.

Director Nominations

Nominations for director of Malvern Bancorp are made by the full Board of Directors. The Board of Directors considers the recommendations of the Nominating and Corporate Governance Committee in selecting nominees for director. All of our directors participate in the consideration of director nominees and will consider candidates for director suggested by other directors, as well as our management and shareholders. A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary in writing with whatever supporting material the shareholder considers appropriate. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors.”

The charter of the Nominating and Corporate Governance Committee sets forth certain criteria the committee may consider when recommending individuals for nomination as a director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

Committees and Meetings of the Board of Directors

During the fiscal year ended September 30, 2018, the Board of Directors of Malvern Bancorp met 19 times. No director of Malvern Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he or she has been a director and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

Membership on Certain Board Committees. The Board of Directors of Malvern Bancorp has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The membership of the committees set forth in the following paragraphs is as of the date of this proxy statement.

Audit Committee. The Board of Directors has established an Audit Committee consisting of Mrs. Leitzell (Chair), Mr. Scartozzi, Mrs. Corelli and Mrs. Woodman. The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control, reviews the annual financial statements, including the Form 10-K, and monitors Malvern Bancorp’s adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of four directors who are independent directors as defined in the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that Mrs. Leitzell meets the qualifications established for an audit committee financial expert in the regulations of the Securities and Exchange Commission. The Audit Committee met 7 times in fiscal 2018. The Audit Committee charter as presently in effect is available on the Company’s website, http://ir.malvernbancorp.com.

Nominating and Corporate Governance Committee. It is the responsibility of the Nominating and Corporate Governance Committee to, among other functions, recommend nominees for the consideration of the Board of Directors in selecting nominees for election at the annual meeting. The Nominating and Corporate Governance Committee consists of Mrs. Woodman (Chair), Mr. Kent and Mrs. Leitzell. The Nominating and Corporate Governance Committee met one time in fiscal 2018. The Nominating and Corporate Governance Committee members are independent directors, as defined in the Nasdaq listing standards. The committee’s charter is available on our website at http://ir.malvernbancorp.com.

Compensation Committee. It is the responsibility of the Compensation Committee to set the compensation of our Chief Executive Officer as well as the other named executive officers. The Compensation Committee consists of Messrs. Kent (Chair), Feinstein, Mrs. Corelli and Mrs. Leitzell. The Compensation Committee met three times in fiscal 2018. Each of the members of the Compensation Committee is an independent director as defined in the Nasdaq listing standards. The committee’s charter is available on our website at http://ir.malvernbancorp.com.

Board Leadership Structure and the Board’s Role in Risk Oversight

Anthony C. Weagley serves as our President and Chief Executive Officer, Howard Kent serves as Chairman of the Board and Therese Woodman serves as Vice Chair of the Board. The Board of Directors has determined that separation of the offices of Chairman of the Board and President enhances Board independence and oversight. Further, the separation of the Chairman of the Board permits the President and Chief Executive Officer to better focus on his responsibilities of managing the daily operations of Malvern Bancorp, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman to lead the Board of Directors in its fundamental role of providing independent oversight and advice to management. Mr. Kent is an independent director under the rules of the Nasdaq Stock Market.

Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of the risks Malvern Bancorp encounters, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to ensure that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors receives reports on this topic from executive management, other officers of the Company and the Chairpersons of the Audit, ERM/ALCO and Compliance Committees. The Chairman of the Board and independent directors work together to provide strong, independent oversight of Malvern Bancorp’s management and affairs through its committees and meetings of independent directors. The Company believes that its Board leadership structure supports this approach to risk management.

Directors’ Attendance at Annual Meetings

Directors are expected to attend the annual meeting of shareholders absent a valid reason for not doing so. All of our directors attended our 2018 annual meeting of shareholders.

Directors’ Compensation

We do not pay separate compensation to directors for their service on the Board of Directors of Malvern Bancorp. Fees are paid to directors by the Bank only. Each of our directors, other than Mr. Weagley, receives an annual retainer of $25,000. The Bank’s Chairman of the Board currently receives an additional annual retainer of $10,000 and the Vice Chair receives an additional annual retainer of $7,500. Our directors, except for our President and Chief Executive Officer, currently receive a fee of $960 for attending regularly scheduled monthly Board meetings of the Bank and for special meetings of the Board beginning with the fourth special Board meeting. The Chair of the Audit Committee and Loan Committee receives an additional retainer of $7,500 per year. Board members receive a fee of $300 for attending committee meetings, except for members of the Nominating and Corporate Governance Committee.

The table below summarizes the total compensation paid by the Bank to those persons who served as our non-employee directors for the fiscal year ended September 30, 2018.

Name	Fees Earned or Paid in Cash	Stock Awards	Stock Options	All Other Compensation	Total
Julia Corelli(1)	$29,030	—	—	—	$29,030

Norman Feinstein	37,860	$21,379	$30,549	—	89,788
Andrew Fish	39,780	21,379	30,549	—	91,708
Howard Kent	56,680	21,379	30,549	—	108,608
Cynthia Felzer Leitzell	46,080	21,379	30,549	—	98,008
Stephen P. Scartozzi	39,720	21,379	30,549	~~—~~	91,648
George E. Steinmetz(2)	13,575	—	—	—	13,575
Therese Woodman	45,120	21,379	30,549	—	97,048

(1)	Mrs. Corelli became a Board member effective January 1, 2018.
(2)	Mr. Steinmetz retired at the 2018 annual meeting.

In the table above,

•

when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in fiscal 2018, including annual retainer fees, committee and /or chairmanship fees and meeting fees; and

•	when we refer to “stock awards” or “stock options”, we are referring to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

During fiscal 2018 (on December 29, 2017), we granted stock options to purchase 1,166 shares of common stock at an exercise price of $26.20 per share, and 816 shares of restricted stock, to each of our directors who was serving as such on that date. Both the stock options and the restricted stock vest in 20% increments beginning one year after the date of grant.

At September 30, 2018, each of the directors in the table above held the following aggregate number of stock options and shares of restricted stock:

Name	Stock Options	Restricted Stock
Julia Corelli	0	0
Norman Feinstein	2,166	1,376
Andrew Fish	2,166	1,376
Howard Kent	3,166	1,376
Cynthia Felzer Leitzell	2,166	1,376
Stephen P. Scartozzi	3,166	1,376
George E. Steinmetz	0	0
Therese Woodman	3,166	1,376

Information concerning the grants of restricted stock and stock options to the directors is as follows:

As noted above, on December 29, 2017, each of Messrs. Feinstein, Fish, Kent and Scartozzi and Mrs. Leitzell and Mrs. Woodman was granted 816 shares of restricted stock and stock options to purchase 1,166 shares of common stock at an exercise price of $26.20 per share. The 816 shares of restricted stock vest in five 20% increments beginning on the one year anniversary of the grant date. The stock options become exercisable in five 20% increments beginning on the one year anniversary of the grant date and expire on December 29, 2027. On March 28, 2017, each of these same individuals was granted 700 shares of restricted stock and stock options to purchase 1,000 shares of common stock at an exercise price of $21.00 per share. The 700 shares of restricted stock vest in five 20% increments beginning on the one year anniversary of the grant date. The stock options become exercisable in five 20% increments beginning on the one year anniversary of the grant date and expire on March 28, 2027.

In addition, on March 31, 2016, each of Messrs. Kent and Scartozzi and Mrs. Woodman was granted an option to purchase 1,000 shares of common stock at an exercise price of $16.02 per share. These stock options become exercisable in five 20% increments beginning on the one year anniversary of the grant date and expire on March 31, 2026.

None of the directors received any nonqualified deferred compensation earnings during fiscal 2018.

REPORT OF THE AUDIT COMMITTEE

The functions of the Audit Committee include the following: performing all duties assigned by the Board of Directors, reviewing with management and the independent registered public accounting firm the basis for the reports issued by the Bank and the Company pursuant to federal regulatory requirements, selecting the independent registered public accounting firm, overseeing the scope of their audit services, assessing the adequacy of the internal controls and the resolution of any significant deficiencies or material control weaknesses, assessing compliance with laws and regulations and overseeing the internal audit function. The Audit Committee also reviews and assesses the adequacy of its Charter on an annual basis.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended September 30, 2018, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with Baker Tilly Virchow Krause, LLP (“Baker Tilly”), our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and (c) has received the written disclosures and the letter from Baker Tilly required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Audit Committee concerning independence, and has discussed with Baker Tilly its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2018 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Cynthia Felzer Leitzell, Chair
Therese Woodman Julia Corelli
Stephen Scartozzi

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the fiscal years ended September 30, 2018 and 2017 to our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of September 30, 2018. Malvern Bancorp, the holding company of the Bank, has not paid separate cash compensation to our executive officers. We refer to these three executives as our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Anthony C. Weagley Chief Executive Officer and President of Malvern Bancorp and the Bank (September 23, 2014 to present)	2018 2017	479,559 451,154	106,000 100,000	64,995 65,000	— —	58,666 53,932	709,220 670,086

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Joseph D. Gangemi

Senior Vice President and Chief Financial Officer of Malvern Bancorp and the Bank (August 1, 2015 to present); Treasurer, Investment Officer and Corporate Secretary (September 30, 2014 to August 1, 2015)

	2018 2017	201,138 182,262	— —	9,825 18,967	33,522 21,087	32,518 39,700	285,219 243,048

William S. Boylan

Executive Vice President and Chief Lending Officer of Malvern Bancorp and the Bank (April 5, 2017 to present); Senior Vice President and Chief Lending Officer of Malvern Bancorp and the Bank (April 28, 2016 to April 5, 2017); previously, Senior Vice President and Chief Lending Officer of NJ Division of the Bank

	2018 2017	239,293 230,000	— —	— 22,482	135,388 324,100	46,255 46,209	420,937 600,310

The amounts shown in the “Bonus” column for Mr. Weagley for fiscal 2018 and fiscal 2017 were paid to him as a result of the achievement of specific performance goals under an annual bonus plan outlined in his May 25, 2017 Employment Agreement (for fiscal 2017), as amended by an Amendment to Employment Agreement, dated as of December 11, 2018 (for fiscal 2018) (as amended, the “Employment Agreement”). See below for a description of such Employment Agreement.

The amounts shown in the “Non-Equity Incentive Plan Compensation” column for Mr. Boylan represent amounts paid to him under the Bank’s Loan Incentive Plan (the “Lender Plan”). The Lender Plan provides an annual incentive payout based on quarterly loan originations that meet certain underwriting standards. Quarterly originations must meet a hurdle of $2.0 million for a payout to occur. Incentive amounts are based on the achievement of individual goals (weighted at 30%) and Bank-wide goals (weighted at 70%). The Compensation Committee can make discretionary adjustments to the quarterly incentive payout amounts.

The amounts shown in the “Non-Equity Incentive Plan Compensation” column for Mr. Gangemi represent amounts paid under the Bank’s Executive Achievement Incentive Compensation Plan (“EAICP”). The EAICP is a performance-based incentive program designed to reward key executives and reinforce the goals of the Bank for profitable growth and achievement of Company financial objectives. The EAICP provides the executive with the opportunity to earn both equity and non-equity (cash) awards, expressed as a percentage of salary. Individuals are assigned specific objectives throughout the year, which comprise each individual’s “personal” goals. These personal goals typically represent 50% of the total available payout and can range up to 100% of the total available payout under the EAICP. The other component may be a “Bank” goal, which accounts for up to 50% of the total payout, but is usually no more than 25% of the total available payout. Performance metrics include a number of key performance factors, including profitability, growth, and financial operating condition. The 2018 fiscal year performance metrics included return on assets, return on equity, net income before tax, loan growth, non-performing assets and a composite score for achievement of other annual objectives.

In connection with fiscal 2018 performance, under the EAICP, Mr. Gangemi is also entitled to $18,041 worth of restricted stock at the market price on the date of grant. Such grant of restricted stock will be made in fiscal 2019. In connection with fiscal 2017 performance, under the EAICP, Mr. Gangemi was also entitled to $9,825 worth of restricted stock at the market price on the date of grant. Such grant of restricted stock was made to him in fiscal 2018 and is shown under the “Stock Awards” column.

In the table above, when we refer to amounts under “Stock Awards”, we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718. The shares were granted under the Company’s 2014 Long-Term Incentive Compensation Plan. The shares granted to Messrs. Gangemi and Boylan are restricted shares that vest in 20% increments beginning on the one year anniversary of the grant date. The shares granted to Mr. Weagley are non-restricted shares that were granted to him in accordance with his Employment Agreement.

“All Other Compensation” for fiscal 2018 consists of the following:

For Mr. Weagley, $4,660 for premiums for insurance for Mr. Weagley’s benefit, $24,435 for the use of an automobile and cell phone, a contribution of $8,250 to the Company’s 401(k) plan on Mr. Weagley’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Weagley to that plan and $21,321, representing the fair market value, on December 31, 2017, of 814 shares allocated to Mr. Weagley’s ESOP account on such date;

For Mr. Gangemi, $3,245 for premiums for insurance for Mr. Gangemi’s benefit, $8,400 for the use of an automobile and cell phone, a contribution of $6,072 to the Company’s 401(k) plan on Mr. Gangemi’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Gangemi to that plan and $14,802, representing the fair market value, on December 31, 2017, of 565 shares allocated to Mr. Gangemi’s ESOP account on such date; and

For Mr. Boylan, $1,974 for premiums for insurance for Mr. Boylan’s benefit, $22,125 for the use of an automobile and cell phone and a contribution of $834 to the Company’s 401(k) plan on Mr. Boylan’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Boylan to that plan; and $23,319, representing the fair market value, on December 31, 2017, of 814 shares allocated to Mr. Boylan’s ESOP account on such date.

Agreements with Named Executive Officers

Mr. Weagley

On June 23, 2016, Malvern Bancorp and the Bank entered into an employment agreement with Anthony C. Weagley, Chief Executive Officer and President of the Company and the Bank, which was amended and restated on May 25, 2017, and further amended on December 11, 2018 (as amended, the “Employment Agreement”).

The Employment Agreement provides that Mr. Weagley will continue to serve as President and Chief Executive Officer of the Company and the Bank for successive one year periods, unless either party has provided written notice at least 60 days prior to the end of the then current annual period that such party does not agree to renew the Employment Agreement. The Employment Agreement also provides that Mr. Weagley will serve as a director of the Company and the Bank.

Pursuant to the Employment Agreement, Mr. Weagley will receive an annual base salary at the rate of $480,816 per year, plus additional annual base compensation of $106,000, of which $37,100 will be paid in cash (as part of the regular payroll process) and the remaining $68,900 will be paid in shares of the Company’s common stock. Such amounts, which are collectively referred to as “Annual Base Salary” in the Employment Agreement, may be increased by the Boards of the Company and the Bank. Beginning with April 1, 2019, the stock component will be paid on April 1 of each year, or the next business day thereafter, and the number of shares will equal the quotient determined by dividing the stock component amount by the average of the daily closing sales prices of the Company’s common stock for the five consecutive trading days immediately preceding the stock payment date.

Mr. Weagley will also be entitled to participate in an annual bonus plan, with a target bonus of $106,000, upon the achievement of specified performance goals approved by the Compensation Committee and the Company’s Board of Directors. He will also be entitled to participate in other employee benefit plans maintained for executives of the Bank.

If Mr. Weagley’s employment is terminated by the Company or the Bank without “Cause” (as defined in the Employment Agreement) (other than for death or disability) or if the Company or the Bank terminate the Employment Agreement by delivering a non-renewal notice, in either case occurring after a “Change in Control” (as defined in the Employment Agreement), or if Mr. Weagley terminates his employment for “Good Reason” (as defined in the Employment Agreement) after a Change in Control, he will be entitled to receive, after signing a release, a lump sum cash payment equal to three years of his Annual Base Salary, in addition to any amounts he has already earned as of the date of termination, and any vesting restrictions on any grants of equity that have been made to him will be waived.

Upon termination by the Company or the Bank without Cause (other than for death or disability) of if the Company or the Bank terminate the Employment Agreement by delivering a non-renewal notice, in either case occurring absent a Change in Control, or if Mr. Weagley terminates his employment for Good Reason absent a Change in Control, he will be entitled to receive, after signing a release, a lump sum cash payment equal to three years of his Annual Base Salary.

Mr. Weagley’s Employment Agreement also provides that he will be entitled to reimbursement of the premium otherwise payable for COBRA continuation coverage for the 18 months immediately following the date of termination of employment.

The Employment Agreement contains 12 month post-termination non-compete, non-solicitation of customers and non-solicitation of employees provisions.

Mr. Gangemi

On May 23, 2016, the Bank entered into a Change of Control Agreement (a “Change of Control Agreement”) with Joseph Gangemi, Senior Vice President and Chief Financial Officer of the Company and the Bank.

The Change of Control Agreement provides that if the executive’s employment with the Bank ceases within 12 months following the date of a Change of Control (as defined), or during the 90 days immediately preceding a Change of Control, as a result of termination by the Bank without Cause (as defined) or for Good Reason (as defined), then Mr. Gangemi will be entitled to receive any base salary that remains unpaid through the date of termination, any bonus that remains unpaid and which is payable with respect to a fiscal year which ended prior to the effective date of termination, and any expense reimbursement which is due and remains unpaid, plus a lump sum cash payment equal to 100% of the executive’s base salary as in effect on the date of termination.

In addition, if Mr. Gangemi elects to receive continuation coverage under the Bank’s group health plan under COBRA, each Change of Control Agreement provides that he will be entitled to reimbursement of the premium otherwise payable for COBRA continuation coverage for the 12 months immediately following the date of termination of employment, to the extent such premium exceeds the monthly amount charged to active similarly-situated employees of the Bank for the same coverage.

The Change of Control Agreement provides that it is in lieu of, and not in addition to, any other severance plan, fund, agreement or other arrangement maintained by the Bank. Payment of the lump sum cash amounts and reimbursement for COBRA premiums described above are conditioned on Mr. Gangemi’s execution and delivery of a release.

In addition, the Change of Control Agreement provides that the amounts and benefits payable to Mr. Gangemi in the circumstances described above will be reduced to the extent necessary to avoid causing any of the payments or benefits to be nondeductible under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or subject to an excise tax under Section 4999 of the Code, unless the executive’s after-tax amounts and benefits would be greater without such a reduction.

On May 25, 2017, Mr. Gangemi and the Bank entered into an amendment (the “Amendment”) to Mr. Gangemi’s Change in Control Agreement. The Amendment increases the severance amount under the change of Control Agreement from 100% of Mr. Gangemi’s base salary to 150% of his base salary.

In exchange for the increase in the severance amount, Mr. Gangemi entered into a Non-Competition, Non-Solicitation, Confidentiality and Cooperation Agreement (the “Restrictive Covenants Agreement”) with the Bank, also dated May 25, 2017. Mr. Gangemi’s Restrictive Covenants Agreement provides that during the course of his employment with the Bank and for a period of 12 months after his termination of employment with the Bank for any reason (the “Restricted Period”), Mr. Gangemi will not, directly or indirectly, engage, participate or invest in any Competing Business (as defined) in the Competitive Territory (as defined). “Competing Business” is defined as any business engaged in banking or lending activities, or accepting deposits, providing financial services or financial advice, or any other activities in which the Company or the Bank engaged during Mr. Gangemi’s employment with the Bank. “Competitive Territory” is defined as any area that is within a 100 mile radius of any branch or office of the Company or the Bank or any of their affiliates that is or was in existence during Mr. Gangemi’s employment or any location where the Company, the Bank or any of their respective affiliates had planned to establish a branch or office during the 12 months prior to Mr. Gangemi’s termination of employment. The Restrictive Covenants Agreement also contains provisions prohibiting the solicitation of employees and customers of the Company or the Bank or any of their respective affiliates.

Mr. Boylan

On May 25, 2017, the Company, the Bank and William J. Boylan entered into an employment agreement (the “Boylan Employment Agreement”), which provides that Mr. Boylan will serve as Executive Vice President and Chief Lending Officer of the Company and the Bank. The initial term of the Boylan Employment Agreement will expire on May 26, 2019, and the employment period will be deemed to be automatically extended for successive one year periods thereafter, unless at least 60 calendar days prior to the expiration of the initial or any extended term, the Company or the Bank shall give written notice to Mr. Boylan, or Mr. Boylan shall give written notice to the Company or the Bank, of its or his intention not to renew the employment period.

The Boylan Employment Agreement provides that Mr. Boylan’s compensation will include a base salary of $235,000 per annum, subject to review and increase by the Board of Directors of the Company (the “Company Board”) or the Board of Directors of the Bank (the “Bank Board”). Mr. Boylan will also be eligible for such annual bonus as the Company Board or the Bank Board, or an applicable committee thereof, determines in its sole discretion to be appropriate based upon achievement of such performance goals or other factors as such Company Board or Bank Board or committee deems appropriate.

If Mr. Boylan’s employment is terminated by the Company or the Bank without cause (other than due to death or disability) or if the Company or the Bank terminate the Boylan Employment Agreement pursuant to a non-renewal notice, in each case on or after a Change in Control (as defined), or if Mr. Boylan’s employment is terminated by him for Good Reason (as defined) on or after a Change in Control, Mr. Boylan will be entitled to receive all unpaid salary and accrued benefits to the termination date, plus, subject to his execution of a mutually satisfactory release, a lump sum cash payment equal to any unpaid annual bonus earned and owed to him for a previous calendar year and any amounts earned by him but unpaid under the Bank’s Lender Incentive Plan, plus

24 months’ of his base salary. In addition, Mr. Boylan would become fully vested in all equity-based options and other awards, and he would be entitled to reimbursement for COBRA premiums paid by him for up to 18 months immediately following termination.

If Mr. Boylan’s employment is terminated by the Company or the Bank without Cause (as defined), other than due to death or disability, or if the Company or the Bank terminate the Boylan Employment Agreement pursuant to a non-renewal notice, in each case before a Change in Control, or if Mr. Boylan’s employment is terminated by him for Good Reason before a Change in Control, he will be entitled to receive all unpaid salary and accrued benefits to the termination date, plus, subject to his execution of a mutually satisfactory release, his then annual rate of base salary for twelve months, as severance. He would also be entitled to reimbursement for COBRA premiums for up to six months.

If Mr. Boylan’s employment is terminated at any time for Cause or if he resigns without Good Reason, he will be entitled to receive only unpaid salary and accrued benefits to the termination date.

In connection with executing the Boylan Employment Agreement, Mr. Boylan executed a Non-Competition, Non-Solicitation, Confidentiality and Cooperation Agreement which is comparable to Mr. Gangemi’s Restrictive Covenants Agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the Named Executive Officers, information regarding restricted stock awards outstanding at September 30, 2018. As of September 30, 2018, no Named Executive Officer held any stock options.

Name (a)	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Anthony C. Weagley	0	0
Joseph D. Gangemi	1,542	$36,931
William Boylan	1,061	25,411

In the table above, we are disclosing:

•	in column (g), the number of shares of our Common Stock covered by restricted stock awards that were not vested as of September 30, 2018; and

•	in column (h), the aggregate market value as of September 30, 2018 of the stock awards referenced in column (g).

In calculating the market values of restricted stock in the table above, we have multiplied the closing market price of a share of our common stock on September 28, 2018, the last trading day in fiscal 2018, which was $23.95, by the applicable number of shares of our common stock underlying each Named Executive Officer’s restricted stock awards.

At September 30, 2018:

•

Mr. Gangemi held a total of 1,542 shares of restricted stock, which vest as follows: 143 shares vest on each of December 30, 2018, 2019 and 2020, 185 shares vest on each of January 31, 2019, 2020 and 2021, 183 shares vest on January 31, 2022, and 75 shares vest on each of December 29, 2018, 2019, 2020, 2021, and 2022; and

•

Mr. Boylan held a total of 1,061 shares of restricted stock, which vest as follows: 62 shares vest on each of December 30, 2018, 2019, 2020, 219 shares vest on each of January 31, 2019, 2020 and 2021 and 218 shares vest on January 31, 2022.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of stock options under our 2014 Long-Term Incentive Compensation Plan (the “2014 Plan”). The 2014 Plan permits the grant of equity awards and other awards, including stock options and restricted stock.

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Shareholders	30,336	$11.78	361,598
Equity Compensation Plans Not Approved by Shareholders	—	—	—
TOTAL	30,336	$11.78	361,598

Related Party Transactions

The Company had no related party transactions required to be reported under applicable SEC rules for fiscal 2018 and fiscal 2017.

Malvern Bank has made, and expects to make in the future, in the ordinary course of business, loans to directors, officers, principal shareholders and their associates. All loans to such persons were made, and will be made, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or Malvern Bank.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2018, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of Malvern Bancorp, (iii) the Named Executive Officers of Malvern Bancorp; and (iv) all current directors, director nominees and executive officers of Malvern Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of December 1, 2018(1)		Percent of Common Stock
FJ Capital Management LLC 1313 Dolley Madison Blvd Suite 306 McLean, VA 22101	648,560	(2)	8.3%

The Banc Funds Company, LLC 20 North Wacker, Suite 3300 Chicago, IL 60606	565,994	(3)	7.3%

EJF Capital LLC 2107 Wilson Blvd., Suite 410 Arlington, VA 22201	640,587	(4)	8.2%

Seidman & Associates, LLC 100 Misty Lane, 1st Floor. Parsippany, NJ 07054	616,252	(5)	7.9%

Directors and Nominees:
Norman Feinstein	9,876	(6)	*
Andrew Fish	5,590	(7)	*
Cynthia Felzer Leitzell	10,730	(8)	*
Stephen P. Scartozzi	12,529	(9)	*
Anthony C. Weagley	54,769	(10)	*
Therese Woodman	12,946	(11)	*
Howard Kent	158,690	(12)	2.0%
Julia Corelli	7,217		*

Other Named Executive Officers:			*
Joseph Gangemi	11,085	(13)	*
William Boylan	4,022	(14)	*

All Current Directors, Director Nominees and Executive Officers as a Group (11 persons)	294,779	(15)	3.8%

*	Represents less than 1.0% of our outstanding common stock.
(1)

Based upon filings made with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he, she or it directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)

According to a filing under the Exchange Act made on February 14, 2017 by Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, FJ Capital Management, LLC, Martin S. Friedman and other entities, FJ Capital Management LLC as of such filing has shared voting and dispositive power over 648,560 shares of common stock. Mr. Friedman is the managing member of FJ Capital Management LLC.

(3)

According to a filing under the Exchange Act made on February 14, 2018 by Banc Fund VII L.P., Banc Fund VIII L.P. and Banc Fund IX L.P., the reporting persons as of such filing have voting and dispositive power over an aggregate of 565,994 shares of common stock (with Banc Fund VII L.P. having sole voting and dispositive power over 127,985 of such shares, Banc Fund VIII L.P having sole voting and dispositive power over 242,005 of such shares, and Banc Fund IX L.P. having sole voting and dispositive power over 196,004 of such shares).
(4)

According to a filing under the Exchange Act made on February 14, 2018 by EJF Capital LLC, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC – Series E, the reporting persons as of such filing have shared voting and dispositive power over 640,587 shares of common stock.

(5)

According to a filing under the Exchange Act made on December 26, 2018 by Lawrence B. Seidman and certain affiliated entities, Mr. Seidman as of such filing has sole voting and dispositive power over 616,252 shares of common stock. Mr. Seidman, (i) as the manager of Seidman and Associates, L.L.C. (“SAL”), may be deemed the beneficial owner of the 124,643 shares owned by SAL, (ii) as the sole officer of Veteri Place Corporation (“Veteri”), the general partner of each of Seidman Investment Partnership, L.P. (“SIP”) and Seidman Investment Partnership II, L.P. (“SIPII”), may be deemed the beneficial owner of the 90,017 shares owned by SIP and the 120,495 shares owned by SIPII, (iii) as the managing member of JBRC I, LLC, a co-general partner of Seidman Investment Partnership III, L.P. (“SIP III”), may be deemed the beneficial owner of the 31,554 shares owned by SIPIII, (iv) as the sole officer of Veteri, the trading advisor of LSBK06-08, L.L.C. (“LSBK”) and CBPS, LLC (“CBPS”), may be deemed the beneficial owner of the 70,250 shares owned by LSBK and the 78,117 shares owned by CBPS, and (v) as the investment manager for each of Broad Park Investors, L.L.C. (“Broad Park”) and Chewy Gooey Cookies, L.P. (“Chewy”), may be deemed the beneficial owner of the 78,491 shares owned by Broad Park and the 22,685 shares owned by Chewy. Accordingly, Mr. Seidman may be deemed the beneficial owner of an aggregate of 616,252 shares. In the foregoing capacities, Mr. Seidman has sole and exclusive investment discretion and voting authority with respect to all such shares.

(6)

Includes 1,212 shares subject to a restricted stock award which have not yet vested as of February 1, 2019 and 434 shares subject to options which are exercisable through February 1, 2019, for Mr. Feinstein.

(7)

Includes 1,212 shares subject to a restricted stock award which have not yet vested as of February 1, 2019 and 434 shares subject to options which are exercisable through February 1, 2019, for Mr. Fish.

(8)

Includes 1,212 shares subject to a restricted stock award which have not yet vested as of February 1, 2019 and 434 shares subject to options which are exercisable through February 1, 2019, for Mrs. Leitzell.

(9)

Includes 1,212 shares subject to a restricted stock award which have not yet vested as of February 1, 2019 and 834 shares subject to options which were exercisable through February 1, 2019, for Mr. Scartozzi.

(10)	Includes 1,731 shares held in the 401(k) Plan and 3,509 shares allocated to Mr. Weagley in the ESOP.
(11)

Includes 1,212 shares subject to a restricted stock award which have not yet vested as of February 1, 2019, and 834 shares subject to options which were exercisable through February 1, 2019, for Mrs. Woodman

(12)

Includes 1,212 shares subject to a restricted stock award which have not yet vested as of February 1, 2019 and 834 shares subject to options which were exercisable through February 1, 2019 for Mr. Kent.

(13)

Includes 360 shares held in the 401(k) Plan, 900 shares held in trust for Mr. Gangemi’s children, 1,324 shares subject to a restricted stock award which have not yet vested as of February 1, 2019 and 2,423 shares allocated to Mr. Gangemi in the ESOP.

(14)	Includes 12 shares held in the 401(k) Plan; 1,929 shares allocated to Mr. Boylan in the ESOP and 999 shares subject to a restricted stock award which have not yet vested as of February 1, 2019.
(15)	Includes an aggregate of 387 shares allocated to the 401(k) Plan accounts of executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Malvern Bancorp’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish Malvern Bancorp with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of our common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that all such Section 16(a) reports were timely filed with respect to the fiscal year ended September 30, 2018, except that Stephen Scartozzi (a director) inadvertently reported one stock purchase late and Therese Woodman (a director) inadvertently reported one stock purchase late. There were no late filings reported by executive officers in fiscal 2018.

PROPOSAL 2 PROPOSAL TO ADOPT A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The SEC’s proxy rules require that not less frequently than once every three years, a proxy statement for an annual meeting of shareholders for which the proxy solicitation rules of the SEC require compensation disclosure must also include a separate resolution subject to shareholder vote to approve the compensation of the company’s named executive officers disclosed in the proxy statement. The Company’s Board of Directors previously determined to submit the non-binding resolution on compensation of our named executive officers to our shareholders on an annual basis.

The executive officers named in the summary compensation table and deemed to be “named executive officers” are Messrs. Weagley, Gangemi and Boylan. Reference is made to the summary compensation table and disclosures set forth under “Executive Compensation” in this proxy statement.

The proposal gives shareholders the ability to vote on the compensation of the Company’s named executive officers through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers as disclosed in this proxy statement.”

The shareholder vote on this proposal is not binding on Malvern Bancorp or the Board of Directors and cannot be construed as overruling any decision made by the Board of Directors. However, the Board of Directors of Malvern Bancorp will review the voting results on the non-binding resolution and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 PROPOSAL TO VOTE, ON AN ADVISORY BASIS, ON HOW OFTEN THE COMPANY WILL CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Shareholders of public companies are required to vote, every six years, on an advisory basis, on how often the Company should include in its proxy materials the advisory vote on executive compensation. Shareholders are being asked to indicate, on an advisory basis, how often advisory votes on executive compensation shall be held. The choices available on the attached proxy card, in accordance with SEC rules, are every one year, every two years, every three years, or to abstain.

The Board has been conducting advisory annual votes on executive compensation, and recommends that shareholders support a frequency of every one year for future non-binding resolutions on compensation of the Company’s named executive officers.

Proposal 3 is advisory, and non-binding on our Board. The Board intends to continue to conduct annual advisory votes on executive compensation, although it will review and consider the results of this vote when determining how frequently future advisory votes on executive compensation will be held.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE THAT ADVISORY VOTES ON EXECUTIVE COMPENSATION BE HELD EVERY YEAR.

PROPOSAL 4 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of Malvern Bancorp has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”), independent registered public accounting firm, to perform the audit of the Company’s financial statements for the fiscal year ending September 30, 2019, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting. Baker Tilly audited the Company’s fiscal 2018 financial statements. Representatives of Baker Tilly are expected to attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

As previously reported, on July 9, 2018, Malvern Bancorp dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective on such date. The decision to dismiss BDO was approved by the Audit Committee.

BDO’s reports on the financial statements of the Company for the fiscal years ended September 30, 2017 and 2016 did not contain an adverse opinion, disclaimer of opinion, modification or qualification, except that BDO issued adverse audit reports on the effectiveness of the Company’s Internal Control Over Financial Reporting in its Report of Independent Registered Public Accounting Firm as of September 30, 2017 and as of September 30, 2016 due to a material weakness in the Company’s internal control over financial reporting as of September 30, 2017 and September 30, 2016 as disclosed in the Company’s Form 10-K for the year ended September 30, 2017 filed on December 29, 2017 and Form 10-K/A for the year ended September 30, 2016 filed on December 18, 2017, respectively.

During the Company’s two most recent fiscal years and through the date of BDO’s dismissal, the Company and BDO had two “disagreements” (as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions), related to management’s conclusions with respect to the material nature of errors in the Company’s income tax account balances and the related impact on the Company’s internal controls over financial reporting. While the Company’s management and BDO agreed that there was a tax misstatement in the Company’s consolidated financial statements for certain stated reporting periods, BDO disagreed with management’s conclusions with respect to the material nature of the error and the related impact on the Company’s internal control over financial reporting. As the Company has previously disclosed in its periodic reports filed with the SEC, on November 21, 2017, the Company was advised by BDO that BDO had concluded that a material weakness in the Company’s internal controls over financial reporting existed, and that BDO’s report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2016 in Item 9A of the Company’s fiscal 2016 10-K that the Company’ internal control over financial reporting was effective as of September 30, 2016, should no longer be relied upon. BDO also informed the Company at that time that BDO’s audit report on the Company’s consolidated financial statements as of September 30, 2016 and 2015, and for each of the years in the two year period ended September 30, 2016, and BDO’s completed interim reviews of the Company’s consolidated interim financial statements as of and for the periods ended December 31, 2016, March 31, 2017 and June 30, 2017 (collectively, the “Specified Financial Statements”), should no longer be relied upon. The Company restated the Specified Financial Statements, which were included in amendments to the Company’s fiscal 2016 10-K and 10-Qs for the first three quarters of fiscal 2017 that the Company filed with the SEC. As stated above, these matters related to the Company’s income tax account balances, and had no effect on the Company’s cash position, net interest margin, pre-tax income or operating expenses. As a result of the foregoing, management determined that its internal control over financial reporting as of September 30, 2017 was not effective, and BDO agreed.

The Audit Committee discussed the matters described above with BDO. The Company has authorized BDO to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of the disagreement described above.

Other than as described above, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions) between the Company and BDO or “reportable events” (as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K) during the Company’s two most recent fiscal years and through the date of BDO’s dismissal.

On July 9, 2018, the Audit Committee approved the engagement of Baker Tilly as the Company’s independent registered public accounting firm effective as of July 9, 2018. During the Company’s two most recent fiscal years and through the date of this proxy statement, neither the Company nor anyone on its behalf consulted with Baker Tilly with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have been advised by Baker Tilly that neither that firm nor any of its associates has any relationship with Malvern Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

Audit Fees

The following table sets forth the aggregate fees paid by us to (i) Baker Tilly Virchow Krause, LLP, for professional services rendered by them in connection with the audit of Malvern Bancorp’s consolidated financial statements for fiscal 2018 and (ii) BDO, for professional services rendered by them in connection with the audit of Malvern Bancorp’s consolidated financial statements for fiscal 2017, respectively as well as the fees paid by us to Baker Tilly and BDO for audit-related services, tax services and all other services rendered by each of them to us during fiscal 2018 (with respect to Baker Tilly) and 2017 (with respect to BDO).

	Year Ended September 30,
	2018	2017
Audit fees(1)	$286,290	$410,274
Audit-related fees(2)	—	24,238
Tax fees	29,575	43,353
All other fees	—	—

Total	$315,865	$477,865

(1)

Audit fees consist of fees incurred in connection with the integrated audit of our annual consolidated financial statements and the review of the interim consolidated financial statements included in our quarterly reports filed with the Securities and Exchange Commission, consents issued in connection with filing of Form S-8 and Form S-3, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission. For fiscal 2018, audit fees include fees in connection with the Company’s public offering of common stock.

(2)	Audit related fees consist of fees incurred in connection with the audit of our employee benefit plan.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Malvern Bancorp. The Audit Committee also reviews and pre-approves all audit-

related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

Each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission’s rules.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of Malvern Bancorp relating to the next annual meeting of shareholders of Malvern Bancorp, which is anticipated to be held in February 2020, must be made in writing and filed with the Corporate Secretary, Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301, no later than September 24, 2019. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in Malvern Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an Annual Meeting pursuant to Section 2.10 of Malvern Bancorp’s Bylaws. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by September 24, 2019. The notice must include the information required by Section 2.10 of our Bylaws.

Shareholder Nominations. Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or the Nominating Committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. For our annual meeting in 2020, this notice must be received by September 24, 2019. Each written notice of a shareholder nomination is required to set forth certain information specified in Section 3.12 of Malvern Bancorp’s Bylaws.

Other Shareholder Communications. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Malvern Bancorp, Inc., c/o Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301. Mr. Gangemi will forward such communications to the director or directors to whom they are addressed.

ANNUAL REPORTS

A copy of Malvern Bancorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Malvern Bancorp. Malvern Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Malvern Bancorp’s common stock. In addition to solicitations by mail, directors, officers and employees of Malvern Bancorp may solicit proxies personally or by telephone without additional compensation.

MALVERN BANCORP, INC. 42 E. LANCASTER AVE. PAOLI, PA 19301 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E54916-P16606-Z73762 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MALVERN BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. To elect eight directors for a one-year term expiring in ! ! ! 2020 and until their successors are elected and qualified. Nominees: 01) Howard Kent 05) Andrew Fish 02) Therese Woodman 06) Cynthia Felzer Leitzell 03) Julia D. Corelli 07) Stephen P. Scartozzi 04) Norman Feinstein 08) Anthony C. Weagley The Board of Directors recommends you vote FOR proposals 2 and 4 and 1 year on proposal 3. For Against Abstain 2. To adopt a non-binding resolution to approve the compensation of our named executive officers. ! ! ! 1 Year 2 Years 3 Years Abstain 3. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation. ! ! ! ! For Against Abstain 4. To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! September 30, 2019. NOTE: To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business. The shares of Malvern Bancorp’s common stock will be voted as specified. If this card is signed and returned and it is not otherwise specified, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E54917-P16606-Z73762 MALVERN BANCORP, INC. Annual Meeting of Shareholders February 26, 2019, 11:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MALVERN BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 26, 2019 AND AT ANY ADJOURNMENT THEREOF. The undersigned hereby appoints the Board of Directors of Malvern Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Malvern Bancorp, Inc. held of record by the undersigned on January 11, 2019 at the Annual Meeting of Shareholders to be held at the General Warren Inne, located at 9 Old Lancaster Rd., Malvern, Pennsylvania, on Tuesday, February 26, 2019, at 11:00 a.m., Eastern Time, or at any adjournment thereof. Continued and to be signed on reverse side

MALVERN BANCORP, INC. 42 E. LANCASTER AVE. PAOLI, PA 19301 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your voting instruction form in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E54918-P16606-Z73762 KEEP THIS PORTION FOR YOUR RECORDS THIS FORM IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MALVERN BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. To elect eight directors for a one-year term expiring in ! ! ! 2020 and until their successors are elected and qualified. Nominees: 01) Howard Kent 05) Andrew Fish 02) Therese Woodman 06) Cynthia Felzer Leitzell 03) Julia D. Corelli 07) Stephen P. Scartozzi 04) Norman Feinstein 08) Anthony C. Weagley The Board of Directors recommends you vote FOR proposals 2 and 4 and 1 year on proposal 3. For Against Abstain 2. To adopt a non-binding resolution to approve the compensation of our named executive officers. ! ! ! 1 Year 2 Years 3 Years Abstain 3. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation. ! ! ! ! For Against Abstain 4. To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! September 30, 2019. NOTE: To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business. The shares of Malvern Bancorp’s common stock will be voted as specified. If this form is signed and returned and it is not otherwise specified, this proxy will be voted in accordance with the Board of Directors’ recommendations and otherwise at the discretion of the Trustees. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com. E54919-P16606-Z73762 MALVERN BANCORP, INC. Annual Meeting of Shareholders February 26, 2019, 11:00 AM ET EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN VOTING INSTRUCTION FORM The undersigned hereby instructs the Trustees of the Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”) of Malvern Federal Savings Bank to vote, as designated on the reverse side, all the shares of common stock of Malvern Bancorp, Inc. allocated to my 401(k) Plan account as of January 11, 2019 at the Annual Meeting of Shareholders to be held at the General Warren Inne, located at 9 Old Lancaster Rd., Malvern, Pennsylvania, on Tuesday, February 26, 2019, at 11:00 a.m., Eastern Time, or at any adjournment thereof. Continued and to be signed on reverse side

MALVERN BANCORP, INC. 42 E. LANCASTER AVE. PAOLI, PA 19301 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your voting instruction form in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E54920-P16606-Z73762 KEEP THIS PORTION FOR YOUR RECORDS THIS FORM IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MALVERN BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. To elect eight directors for a one-year term expiring in ! ! ! 2020 and until their successors are elected and qualified. Nominees: 01) Howard Kent 05) Andrew Fish 02) Therese Woodman 06) Cynthia Felzer Leitzell 03) Julia D. Corelli 07) Stephen P. Scartozzi 04) Norman Feinstein 08) Anthony C. Weagley The Board of Directors recommends you vote FOR proposals 2 and 4 and 1 year on proposal 3. For Against Abstain 2. To adopt a non-binding resolution to approve the compensation of our named executive officers. ! ! ! 1 Year 2 Years 3 Years Abstain 3. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation. ! ! ! ! For Against Abstain 4. To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! September 30, 2019. NOTE: To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business. The shares of Malvern Bancorp’s common stock will be voted as specified. If this form is signed and returned and it is not otherwise specified, this proxy will be voted in accordance with the Board of Directors’ recommendations and otherwise at the discretion of the Trustees. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com. E54921-P16606-Z73762 MALVERN BANCORP, INC. Annual Meeting of Shareholders February 26, 2019, 11:00 AM ET EMPLOYEE STOCK OWNERSHIP PLAN VOTING INSTRUCTION FORM The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan (the “ESOP”) of Malvern Bancorp, Inc. to vote, as designated on the reverse side, all the shares of common stock of Malvern Bancorp, Inc. allocated to my ESOP account as of January 11, 2019 at the Annual Meeting of Shareholders to be held at the General Warren Inne, located at 9 Old Lancaster Rd., Malvern, Pennsylvania, on Tuesday, February 26, 2019, at 11:00 a.m., Eastern Time, or at any adjournment thereof. Continued and to be signed on reverse side